UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 14, 2017

SPS COMMERCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34702	41-2015127
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 South Seventh Street, Suite 1000 Minneapolis, MN		55402
(Address of Principal Executive Offices)		(Zip Code)

(612) 435-9400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2017, we entered into new employment agreement with our chief executive officer. The agreement provides for severance equal to 12 months’ base salary and 12 months of the employer’s portion of health care premiums for the employee in the event of an involuntary termination without cause or resignation of employment by the employee for good reason, which is substantially similar to the employee’s current agreement. The new agreement provides that if (i) the sum of the employee’s age plus years of service as an employee is 74 or greater, (ii) the employee provides no less than six months’ written notice of his retirement from employment to the company and (iii) the employee’s termination date occurs on the retirement date identified by the employee (“Retirement”) then (a) all of the employee’s unvested service-based stock options, restricted stock units or other equity awards outstanding will become fully vested, (b) for any equity awards whose vesting or settlement is subject to the satisfaction of performance goals over a performance period, the employee will be entitled to have those awards vest on each originally scheduled vesting date for such award in an amount equal to the number of shares, share units or share equivalents subject to the equity award that would otherwise have been determined to have been earned by employee had employee remained continuously employed by the company through the originally scheduled vesting date based on the degree to which the applicable performance goals were satisfied during the applicable performance period through the originally scheduled vesting date and (c) the employee shall receive a pro-rated portion of any target annual cash incentive bonus. Similar to our other executive officers, in the event a change in control occurs during the term of the agreement and the employee is employed by the company as of the date of the change in control, then all of the employee’s unvested stock options, restricted stock units or other equity awards outstanding as of the change in control will become fully vested as of the change in control.

In connection with entering into the new employment agreement, our chief executive officer has entered into a new non-competition and non-solicitation agreement with the company pursuant to which he agrees not to compete with our company or solicit our customers or employees for two years following termination of employment following a change in control, Retirement, termination for cause or resignation of employment by the employee without good reason. Prior to entering into this agreement, our chief executive officer was not subject to a non-compete or non-solicitation agreement with the company.

This description of the employment agreements does not purport to be complete and is qualified in its entirety by reference to the form of employment agreement, which is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Executive Severance and Change in Control Agreement with Chief Executive Officer dated November 14, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPS COMMERCE, INC.

Date: November 17, 2017	By:	/s/ KIMBERLY K. NELSON
Kimberly K. Nelson
Executive Vice President and Chief Financial Officer